                                                     April 28, 2006

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

     Re:   GreenPoint Mortgage Funding Trust 2006-AR3, Mortgage Pass-Through Certificates, Series 2006-AR3

Ladies and Gentlemen:

         We have advised  Structured Asset Mortgage  Investments II Inc. (the  "Registrant") with respect to certain federal income tax aspects of the issuance by the  Registrant of the GreenPoint  Mortgage  Funding Trust  2006-AR3,  Mortgage  Pass-Through  Certificates,
Series  2006-AR3 (the  "Certificates")  issuable in series.  Such advice  conforms to the  description  of selected  federal income tax consequences to holders of the  Certificates  that appears under the heading  "Federal Income Tax  Consequences" in the prospectus (the
"Prospectus")  forming a part of the  Registration  Statement on Form S-3 as filed by the  Registrant  with the Securities and Exchange
Commission  under the  Securities  Act of 1933,  as  amended  (the  "Act"),  on March 10,  2006 (the  "Registration  Statement").  Such
description does not purport to discuss all possible income tax ramifications of the proposed  issuance,  but with respect to those tax consequences  which are  discussed,  in our opinion the  description  is accurate in all material  respects,  and we hereby confirm and adopt that description as our opinion herein.

         We hereby  consent to the  filing of this  opinion as an  exhibit  to the  Registration  Statement  and to the use of our name wherever  appearing in the Registration  Statement and the Prospectus  contained  therein.  In giving such consent,  we do not consider that we are  "experts,"  within  the  meaning  of the term as used in the Act or the rules and  regulations  of the  Commission  issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                                     Very truly yours,

                                                     /s/ ORRICK HERRINGTON & SUTCLIFFE LLP

                                                     ORRICK, HERRINGTON & SUTCLIFFE LLP